Exhibit 10.24

Customer No.
Loan No.

RBC Bank	EIGHTH MODIFICATION AGREEMENT (KBI)

This EIGHTH MODIFICATION AGREEMENT (“Agreement”) is made, entered and effective as of the 5th day of November, 2008 by and between ETRIALS, INC., a Delaware corporation, formerly known as etrials Worldwide, Inc., and ETRIALS WORLDWIDE, INC., a Delaware corporation, formerly known as CEA Acquisition Corporation (whether one or more, “Borrower”), and ETRIALS WORLDWIDE LIMITED, a corporation organized under the laws of the United Kingdom (“Guarantor”), and RBC BANK (USA) (f/k/a RBC Centura Bank), a North Carolina banking corporation (“Bank”).

RECITALS

A.           Borrower made and delivered an Amended and Restated Commercial Promissory Note dated May 31, 2006 in the original principal amount of up to Two Million Dollars ($2,000,000.00) (as such Note has or may have been amended, modified, replaced or restated, the “Revolving Note”), a Commercial Promissory Note dated February 1, 2005 in the original principal amount of up to Three Hundred Thousand Dollars ($300,000.00) (as such Note has or may have been amended, modified, replaced or restated, the “Equipment Note”),  a Commercial Promissory Note dated May 31, 2006 in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) (as such Note has or may have been amended, modified, replaced or restated, the “Second Equipment Note”),  a Commercial Promissory Note dated May 31, 2007 in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) (as such Note has or may have been amended, modified, replaced or restated, the “Third Equipment Note”), and a Commercial Promissory Note dated May 31, 2008 in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) (as such Note has or may have been amended, modified, replaced or restated, the “Fourth Equipment Note”, and together with the Revolving Note, the Equipment Note, the Second Equipment Note and the Third Equipment Note, collectively, the “Notes”), each in favor of Bank, its successors or assigns.  Borrower’s payment and performance under the Notes is guaranteed by Guarantor pursuant to the terms of that certain Unconditional Guaranty Agreement dated February 1, 2005 (as such Unconditional Guaranty Agreement has or may have been amended, modified, replaced or restated, the “Guaranty”) and the Notes are secured by, among other things, a Loan and Security Agreement dated February 1, 2005 by and between Borrower and Bank (as such Loan and Security Agreement has or may have been amended, modified, replaced or restated, the “Loan Agreement”), and by such other financing statements, agreements, documents, pledges and/or instruments between Borrower, Guarantor and Bank, or from Borrower and/or Guarantor to Bank and relating to the payment and performance of the Notes (collectively, including the Notes, Guaranty, Loan Agreement, First Modification Agreement, Second Modification Agreement, Third Modification Agreement, Fourth Modification Agreement, Fifth Modification Agreement, Sixth Modification Agreement, Seventh Modification Agreement and Assignment and Assumption Agreement, as the same may be amended, modified, replaced or restated from time to time, the “Loan Documents”).  The loans made pursuant to the Loan Documents are collectively referred to herein as the “Loan”.

B.           The Loan was modified pursuant to a Modification Agreement dated as of June 6, 2005 by and between Borrower, Guarantor and Bank (the “First Modification Agreement”), a Second Modification Agreement dated as of January 13, 2006 by and between Borrower, Guarantor and Bank (the “Second Modification Agreement”), a Third Modification Agreement dated as of March 17, 2006 by and between Borrower, Guarantor and Bank (the “Third Modification Agreement”), a Fourth Modification Agreement dated as of April 21, 2006 by and between Borrower, Guarantor and Bank (the “Fourth Modification Agreement”), a Fifth Modification Agreement dated as of May 31, 2006 by and between Borrower, Guarantor and Bank (the “Fifth Modification Agreement”), a Sixth Modification Agreement dated as of May 31, 2007 by and between Borrower, Guarantor and Bank (the “Sixth Modification Agreement”), an Assignment and Assumption Agreement dated May 31, 2007 by and between Borrower, Guarantor (the “Assignment and Assumption Agreement”) and a Seventh Modification Agreement dated as of May 31, 2008 by and between Borrower, Guarantor and Bank (the “Seventh Modification Agreement”).

C.           Borrower has requested that Bank agree to further modify the Loan as set forth herein, and Bank has agreed to do so at the present time provided (i) Bank is not required to, nor will by virtue of such modification be deemed to, waive any known or unknown default under the Loan, and (ii) Borrower timely complies with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and independent sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Incorporation of Recitals and Exhibits.  The foregoing Recitals are hereby incorporated in this Agreement.

2.           Modification. The Loan Documents shall be, and the same are, modified as follows:

(a)           Modification to Financial Covenants.   Section 6.8(b) of the Loan Agreement is hereby deleted in its entirety and a new Section 6.8(b) is inserted in lieu thereof, reading as follows:

Tangible Net Worth. Borrower shall maintain a Tangible Net Worth of at least $10,000,000.00 as of September 30, 2008 and as of the last day of each calendar quarter thereafter.

(b)           Modified Definitions.  The definition of “Tangible Net Worth” as contained in Exhibit A of the Loan Agreement is hereby deleted in its entirety and a new definition is inserted in lieu thereof, reading as follows:

“Tangible Net Worth” means assets (as defined by GAAP) less intangibles (as defined by GAAP) minus liabilities (as defined by GAAP) plus Subordinated Debt.

3.           Non-Waiver of Events of Default; Continued Priority.  Borrower and Guarantor do hereby reaffirm their obligations under the Loan Documents.  Neither this Agreement, nor Bank’s execution of this or any other documents or instruments, nor Bank’s prior or subsequent conduct, communications or agreements relating in any way to the Loan, the payment and performance of the Loan or the parties’ conduct, shall be deemed to be a waiver of or consent to any now or hereafter existing defaults under any of the Loan Documents.  Notwithstanding any contrary provision contained in this Agreement, in any other writing or agreement from or between any of the parties hereto, or demonstrated by any prior action or inaction of any of the parties hereto, Borrower and Guarantor hereby consent to and agree that Bank’s agreement herein set forth shall be specifically construed, and shall not be, nor be deemed to be, a waiver, release or approval of any default or condition that with the passage of time, giving of notice, or both, would become a default under the Loan Documents, nor consent to any facts or circumstances known or unknown to Bank, nor establish a course of conduct or dealing between the parties.  Nothing set forth herein shall affect the priority or extent of the lien of any of the Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement become liable, primarily or secondarily, under the Loan Documents.  Borrower and Guarantor hereby expressly waive, to the full extent it may lawfully do so, any rights which it may now or at any time hereafter have by virtue of North Carolina General Statutes Sections 26-7, et. seq. and 45-45-1, et. seq.  It is expressly understood and agreed that: (i) except as expressly modified hereby, the Notes and other Loan Documents shall remain in full force and this Agreement shall have no effect on the priority or validity of any liens set forth in the Loan Documents nor impair any security now held for the indebtedness evidenced by the Notes, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in any of the Loan Documents, except as may be specifically modified herein, nor affect or impair any of Bank’s rights, powers or remedies under the Loan Documents; and (ii) except as stated herein, the Bank expressly reserves all rights as to recourse on the Notes.  Bank’s consent to the matters herein contained is not intended to be and shall not be construed as a consent to any subsequent modifications or amendments to the Loan Documents.

4.           Conditions Precedent to Modification. Bank’s agreement to make the foregoing modifications and amendments is subject in all respects to the occurrence and/or satisfaction of each of the following conditions:

(a)           Payment of Cost, Fees, etc.  Borrower’s payment of: (i) all accrued but unpaid interest at and as of the date of this Agreement; and (ii) all costs and expenses incurred or suffered by Bank in connection with this Agreement, including, without limitation, reasonable attorneys’ fees.

5.           Representations and Warranties.  Borrower and Guarantor represent and warrant to Bank as of the date of this Agreement, that:  (a) it has no claim or counterclaim against Bank under, right of setoff against or defense to the enforcement of any of the Notes or the other Loan Documents.  (b) Borrower and Guarantor have the power, authority and the legal right to make, deliver and perform this Agreement and the Loan Documents, and have taken any and all action to authorize this Agreement, to authorize the performance of the Loan Documents and to pledge or mortgage their property as contemplated by this Agreement and the Loan Documents. This Agreement has been duly executed and delivered by Borrower and Guarantor and constitutes the legal, valid and binding obligation of Borrower and Guarantor, enforceable in accordance with its terms and not subject to rescission, invalidation, nullification or other avoidance.  (c) There is not now pending against Borrower or Guarantor any petition for relief, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangements under the federal bankruptcy laws of the United States or the laws of any state thereof, nor has any other action been brought against any of Borrower or Guarantor under the aforesaid bankruptcy laws or other laws.

6.           Representations and Warranties – Anti-Terrorism. Borrower and Guarantor each represent, warrant and covenant to Bank as follows: (i) it (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (ii) it shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (iii) it has not and shall not use all or any part of the extension of credit evidenced by the Notes, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.           Additional Documents.  Borrower and Guarantor agree to deliver documents to Bank and take action Bank requests to evidence the agreements herein contained, including Borrower’s and Guarantor’s continuing and unconditional obligation to repay the indebtedness evidenced by the Notes, to secure the Notes, and to perform all obligations under the Loan Documents.

8.           Joinder by Guarantor.  Guarantor, by its execution of this Agreement, hereby agrees to the terms, covenants, conditions and provisions contained in this Agreement.  The aforesaid agreements of Guarantor shall be in addition to and not in lieu of the covenants, agreement and obligations of such Guarantor set forth in the Guaranty and the other Loan Documents.

9.           Usury.  Bank does not intend to and shall not reserve, charge and collect interest, fees and charges under the Loan Documents, as herein modified, in excess of the maximum rates and amounts permitted by applicable law.  If any interest, fees and charges are reserved, charged and collected in excess of the maximum rates and amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment.

10.           Waiver of Jury Trial.  Borrower and Guarantor, to the extent permitted by law, each waive any right to a trial by jury in any action arising from or related to this Agreement and waive any right to a trial by jury in any action or proceeding arising from or related to the Loan Documents, as herein modified.

11.           Miscellaneous.  (a) This Agreement shall be construed according to and governed by the laws of the State of North Carolina without regard to its conflicts of law principles. (b) If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect. (c) No change or modification of this Agreement, or waiver of any term or provision hereof, shall be valid unless the same is in writing and signed by all parties hereto. (d) The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof. (e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns, provided, however, that neither Borrower nor Guarantor shall assign this Agreement, any of the Loan Documents or any of its rights, interests, duties or obligations hereunder or thereunder in whole or in part without the prior written consent of Bank and that any such assignment (whether voluntary or by operation of law) without said consent shall be void. (f) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. (g) This Agreement and the other Loan Documents, as amended, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.  There are no unwritten agreements between the parties. (h) It is the intention of the parties that this Agreement and the Loan Documents be interpreted in a consistent manner; provided, however, in the event of any irreconcilable conflict in the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, this Agreement is executed under seal as of the date first written above.

WITNESS: /s/ Charles Piccirillo Print Name: Charles Piccirillo	BORROWER: ETRIALS, INC., a Delaware corporation (formerly known as etrials Worldwide, Inc.) By: /s/ Joseph F. Trepanier III Print Name: Joseph F. Trepanier III Title: CFO
/s/ Charles Piccirillo Print Name: Charles Piccirillo	ETRIALS WORLDWIDE, INC., a Delaware corporation (formerly known as CEA Acquisition Corporation) By: /s/ Joseph F. Trepanier III Print Name: Joseph F. Trepanier III Title: CFO
/s/ Charles Piccirillo Print Name: Charles Piccirillo /s/ Lesley H. Wilson Print Name: Lesley H. Wilson

GUARANTOR:

ETRIALS WORLDWIDE LIMITED,
a corporation organized under the laws of the UK

By:  /s/ Joseph F. Trepanier III
Print Name:  Joseph F. Trepanier III
Title:   CFO

BANK:

RBC BANK (USA),
a North Carolina banking corporation
(formerly known as RBC Centura Bank)

By:   /s/ Richard C. Brown
Print Name:   Richard C. Brown
Title:     SVP